Exhibit 99.1

News Release	AmSouth Bancorporation Post Office Box 11007 Birmingham, Alabama 35288

FOR IMMEDIATE RELEASE

Contact:	(Investment Community)	List Underwood	(205) 801-0265
	(News Media)	Rick Swagler	(205) 801-0105
To hear a webcast of the conference call with analysts at 2 p.m. CDT, October 18, 2005, go to www.amsouth.com and click on the webcast link under “Message Center.” For supplemental financial information about the third quarter results, visit the Investor Relations Resource Center on AmSouth’s web site at www.amsouth.com/irrc.

AmSouth Reports Third Quarter 2005 Earnings

BIRMINGHAM, Ala., Oct. 18, 2005 – AmSouth Bancorporation (NYSE: ASO) today reported earnings for the third quarter ended Sept. 30, 2005, of $.51 per diluted share, compared to $.33 per diluted share reported for the third quarter of 2004. Net income for the third quarter of 2005 was $180.3 million versus $119.6 million for the same period in 2004. Results for the third quarter of 2004 include charges and related professional fees totaling $54.0 million, or $0.15 per diluted share, in connection with regulatory settlements announced last year. Excluding the expenses from last year, third quarter 2004 earnings would have been $172.0 million or $0.48 per diluted share (see Reconciliation of GAAP Amounts to Adjusted Amounts in the attached financial tables).

AmSouth’s third quarter performance resulted in a return on average equity of 20.0 percent, a return on average assets of 1.41 percent, and an efficiency ratio of 52.2 percent.

“Our growth in several loan categories, continued strong credit quality and the strength of AmSouth’s Florida franchise were offset in part by the effects of the flattening yield curve, Hurricane Katrina, and increased competition for loans and deposits,” said Dowd Ritter, AmSouth’s chairman, president and chief executive officer. “Even with these challenges, which helped create one of the most difficult operating environments in recent memory, we continued to produce solid results.”

Net interest income in the third quarter was down slightly from the prior quarter to $374.7 million, and produced a net interest margin of 3.31 percent. Loan growth has been strong, particularly in Commercial Real Estate and First Residential Mortgage lending, which grew 18.4 percent and 24.5 percent, respectively, compared with the third quarter of 2004. Low-cost deposit growth has also been very solid, increasing 13.4 percent during the same period.

Noninterest revenue, which includes earnings from service charges, trust, investment management services, securities gains and other sources of fee income, was $259.6 million for the quarter, including a $44 million net pre-tax gain on the previously announced sale of AmSouth’s mutual fund management business. Noninterest expenses in the third quarter rose to $336.9 million, reflecting higher marketing and professional services costs and an increase in other expenses including accruals related to Hurricane Katrina and other legal and regulatory matters.

Net charge-offs improved to 0.19 percent of average net loans in the third quarter, declining 2 basis points compared with the second quarter of 2005. The ratio of loan loss reserves to total loans was 1.12 percent at September 30, 2005. The loan loss provision exceeded net charge-offs in the quarter by $19 million, as a result of Hurricane Katrina and one commercial credit. Nonperforming loan coverage ended the quarter at 478 percent.

Total nonperforming assets at September 30, 2005, were $98.1 million, or 0.29 percent of loans net of unearned income, foreclosed properties and repossessions, compared to $90.0 million, or 0.27 percent, in the previous quarter.

For supplemental financial information about the third quarter results, please refer to the Form 8-K filed by AmSouth with the Securities and Exchange Commission on October 18, 2005, or visit the Investor Relations Resource Center on AmSouth’s web site at www.amsouth.com.

About AmSouth

AmSouth is a regional bank holding company with over $50 billion in assets, more than 685 branch banking offices and more than 1,200 ATMs. AmSouth operates in Florida, Tennessee, Alabama, Mississippi, Louisiana and Georgia. AmSouth is a leader among regional banks in the Southeast in several key business segments, including consumer and commercial banking, small business banking, mortgage lending, equipment leasing, and trust and investment management services. AmSouth also offers a complete line of banking products and services at its web site, www.amsouth.com.

Forward Looking Statements

Statements in this document that are not purely historical are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including any statements regarding descriptions of management’s plans, objectives or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. A number of factors – many of which are beyond AmSouth’s control – could cause actual conditions, events or results to differ materially from those described in the forward-looking statements. Factors which could cause results to differ materially from current management expectations include, but are not limited to: the effects of previously disclosed regulatory agreements on AmSouth’s branch expansion plans; the execution of AmSouth’s strategic initiatives; legislation and regulation; general economic conditions, especially in the Southeast; the performance of the stock and bond markets; changes in interest rates, yield curves and interest rate spread relationships; prepayment speeds within the loan and investment security portfolios; deposit flows; the cost of funds; cost of federal deposit insurance premiums; demand for loan products; demand for financial services; competition, including a continued consolidation in the financial services industry; changes in the quality or composition of AmSouth’s loan and investment portfolios including capital market inefficiencies that may affect the marketability and valuation of available-for-sale securities; changes in consumer spending and saving habits; technological changes; adverse changes in the financial performance and/or condition of AmSouth’s borrowers which could impact the repayment of such borrowers’ loans; changes in accounting and tax principles, policies or guidelines and in tax laws; other economic, competitive, governmental and regulatory factors affecting AmSouth’s operations, products, services and prices; the effects of weather and natural disasters, such as hurricanes; unexpected judicial actions and developments; results of investigations, examinations, and reviews of regulatory and law enforcement authorities; the outcome of litigation, which is inherently uncertain and depends on the findings of judges and juries; the impact on AmSouth’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; and AmSouth’s success at managing the risks involved in the foregoing. Forward-looking statements speak only as of the date they are made. AmSouth does not undertake a duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands, except per share data)

EARNINGS SUMMARY	Three Months Ended					Percent Change Versus Prior Year	YTD		Percent Change Versus Prior Year
	2005			2004			2005 September 30	2004 September 30
	September 30	June 30	March 31	December 31	September 30
Net interest income	$374,733	$378,643	$379,748	$379,212	$375,906	(0.3%)	$1,133,124	$1,096,813	3.3%
Provision for loan losses	34,800	17,700	20,600	44,250	28,800	20.8%	73,100	83,500	(12.5%)

Net interest income after provision	339,933	360,943	359,148	334,962	347,106	(2.1%)	1,060,024	1,013,313	4.6%
Noninterest revenues	259,649	223,151	215,436	380,289	213,171	21.8%	698,236	651,853	7.1%
Noninterest expenses	336,905	314,942	319,517	460,416	362,478	(7.1%)	971,364	996,522	(2.5%)

Income before income taxes	262,677	269,152	255,067	254,835	197,799	32.8%	786,896	668,644	17.7%
Income taxes	82,349	84,553	76,422	77,978	78,220	5.3%	243,324	222,003	9.6%

Net income	$180,328	$184,599	$178,645	$176,857	$119,579	50.8%	$543,572	$446,641	21.7%

Earnings per common share - basic (a)	$0.52	$0.52	$0.50	$0.50	$0.34	52.9%	$1.54	$1.27	21.3%
Earnings per common share - diluted (a)	0.51	0.52	0.50	0.49	0.33	54.5%	1.52	1.25	21.6%
Cash dividends declared per common share	0.25	0.25	0.25	0.25	0.24	4.2%	0.75	0.72	4.2%
Average common shares outstanding - basic	349,346	352,054	354,299	355,072	352,838		351,881	351,882
Average common shares outstanding - diluted	354,654	357,026	358,812	360,286	358,272		356,816	357,169
End of period common shares outstanding	348,562	352,349	353,051	356,310	354,635		348,562	354,635

KEY PERFORMANCE RATIOS	Three Months Ended						YTD
	2005			2004			2005 September 30	2004 September 30
	September 30	June 30	March 31	December 31	September 30
Average shareholders’ equity to average total assets	7.06%	7.03%	7.04%	7.05%	6.87%		7.04%	6.96%
End of period shareholders’ equity to end of period total assets	7.00	7.20	6.98	7.20	6.94		7.00	6.94
Return on average assets (annualized) (a)	1.41	1.47	1.44	1.42	0.98		1.44	1.26
Return on average shareholders’ equity (annualized) (a)	20.02	20.92	20.48	20.15	14.20		20.47	18.05
Net interest margin - taxable equivalent	3.31	3.40	3.45	3.43	3.44		3.38	3.48
Efficiency ratio (a)	52.22	51.41	52.72	59.77	60.44		52.12	55.97
Loans net of unearned income to total deposits	96.23	94.96	94.82	95.82	101.83		96.23	101.83
Book value per common share	$10.26	$10.33	$9.89	$10.02	$9.73		$10.26	$9.73
Tangible book value per common share	9.41	9.48	9.04	9.17	8.88		9.41	8.88

(a)	Ratios and earnings per share as adjusted for the third quarter 2004 settlement agreement and related professional fees are provided in the following table. These expenses represent matters which management believes are not indicative of AmSouth’s legal and regulatory affairs arising in the normal course of business.

	2004
	Three Months Ended September 30	YTD September 30
Earnings per common share - basic, GAAP basis	$0.34	$1.27
Adjustment for settlement agreement and related professional fees	0.15	0.15

Earnings per common share - basic, as adjusted	$0.49	$1.42
Earnings per common share - diluted, GAAP basis	$0.33	$1.25
Adjustment for settlement agreement and related professional fees	0.15	0.15

Earnings per common share - diluted, as adjusted	$0.48	$1.40
Return on average assets (annualized), GAAP basis	0.98%	1.26%
Adjustment for settlement agreement and related professional fees	0.42%	0.14%

Return on average assets (annualized), as adjusted	1.40%	1.40%
Return on average shareholders’ equity (annualized), GAAP basis	14.20%	18.05%
Adjustment for settlement agreement and related professional fees	6.23%	2.12%

Return on average shareholders’ equity (annualized), as adjusted	20.43%	20.17%
Efficiency ratio, GAAP basis	60.44%	55.97%
Adjustment for settlement agreement and related professional fees	(9.00)%	(3.03)%

Efficiency ratio, as adjusted	51.44%	52.94%

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AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands)

BALANCE SHEET INFORMATION AVERAGE BALANCES	Three Months Ended					Percent Change Versus Prior Year	YTD		Percent Change Versus Prior Year
	2005			2004			2005 September 30	2004 September 30
	September 30	June 30	March 31	December 31	September 30
Loans net of unearned income	$33,765,529	$33,361,522	$33,208,549	$32,525,563	$32,079,701	5.3%	$33,447,240	$30,811,005	8.6%
Total investment securities *	11,969,618	12,374,769	12,530,581	12,413,850	12,374,084	(3.3%)	12,289,601	12,214,734	0.6%
Interest-earning assets *	46,276,262	46,007,898	45,928,699	45,224,572	44,684,992	3.6%	46,072,226	43,323,935	6.3%
Total assets	50,635,581	50,341,297	50,296,110	49,535,521	48,786,314	3.8%	50,425,573	47,498,616	6.2%
Noninterest-bearing deposits	7,565,672	7,454,032	7,225,621	6,978,442	6,643,642	13.9%	7,416,354	6,422,090	15.5%
Interest-bearing deposits**	27,848,894	27,403,908	27,486,980	26,344,499	25,735,595	8.2%	27,581,253	25,153,716	9.7%
Total deposits**	35,414,566	34,857,940	34,712,601	33,322,941	32,379,237	9.4%	34,997,607	31,575,806	10.8%
Shareholders’ equity	3,572,805	3,540,078	3,538,378	3,491,181	3,350,323	6.6%	3,550,546	3,304,939	7.4%

*	Excludes adjustment for market valuation on available-for-sale securities and certain noninterest-earning marketable equity securities.

**	Statement 133 valuation adjustments related to time deposits and other interest-bearing liabilities are included in other liabilities.

BALANCE SHEET INFORMATION ENDING BALANCES	2005			2004		Percent Change Versus Prior Year
	September 30	June 30	March 31	December 31	September 30
Loans net of unearned income	$34,335,169	$33,533,382	$33,025,437	$32,801,337	$32,502,221	5.6%
Total investment securities	11,855,712	12,245,731	12,571,502	12,510,675	12,584,985	(5.8%)
Interest-earning assets	46,779,359	46,191,133	45,815,651	45,453,317	45,392,357	3.1%
Total assets	51,105,385	50,546,831	50,011,458	49,548,371	49,687,862	2.9%
Noninterest-bearing deposits	8,022,022	7,687,525	7,500,430	7,182,806	6,798,077	18.0%
Interest-bearing deposits	27,658,103	27,626,183	27,328,090	27,049,973	25,121,339	10.1%
Total deposits	35,680,125	35,313,708	34,828,520	34,232,779	31,919,416	11.8%
Shareholders’ equity	3,577,455	3,638,225	3,491,722	3,568,841	3,450,558	3.7%

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AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands)

NONPERFORMING ASSETS	2005			2004
	September 30	June 30	March 31	December 31	September 30
Nonaccrual loans*	$80,421	$70,421	$87,255	$88,488	$92,958
Foreclosed properties	15,853	17,791	23,258	19,609	23,043
Repossessions	1,869	1,755	2,208	2,498	3,231

Total nonperforming assets*	$98,143	$89,967	$112,721	$110,595	$119,232

Nonperforming assets to loans net of unearned income, foreclosed properties and repossessions	0.29%	0.27%	0.34%	0.34%	0.37%
Accruing loans 90 days past due	$52,404	$49,185	$50,718	$51,117	$63,727

*	Exclusive of accruing loans 90 days past due

ALLOWANCE FOR LOAN LOSSES	2005			2004
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
Balance at beginning of period	$365,626	$366,836	$366,774	$381,255	$382,482
Loans charged off	(23,926)	(27,170)	(29,679)	(44,277)	(39,799)
Recoveries of loans previously charged off	8,147	9,528	10,598	11,146	11,062

Net Charge-offs	(15,779)	(17,642)	(19,081)	(33,131)	(28,737)
Addition to allowance charged to expense	34,800	17,700	20,600	44,250	28,800
Reduction of allowance related to sold loans	-0-	(1,268)	(1,457)	(25,600)	(1,290)

Balance at end of period	$384,647	$365,626	$366,836	$366,774	$381,255

Allowance for loan losses to loans net of unearned income	1.12%	1.09%	1.11%	1.12%	1.17%
Net charge-offs to average loans net of unearned income*	0.19%	0.21%	0.23%	0.41%	0.36%
Allowance for loan losses to nonperforming loans**	478.29%	519.20%	420.42%	414.49%	410.14%
Allowance for loan losses to nonperforming assets**	391.93%	406.40%	325.44%	331.64%	319.76%

*	Annualized

**	Exclusive of accruing loans 90 days past due

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AmSouth Bancorporation

RECONCILIATION OF GAAP AMOUNTS TO ADJUSTED AMOUNTS

($ in thousands, except per share data)

	Three Months Ended September 30, 2004
	Income Before Income Taxes	Net Income	Earnings per common share	Earnings per common share - diluted
Results as reported on a GAAP basis	$197,799	$119,579	$0.34	$0.33
Costs incurred under settlement agreement and related professional fees*	53,972	52,443	0.15	0.15

Results as adjusted	$251,771	$172,022	$0.49	$0.48

*	These expenses represent matters which management believes are not indicative of AmSouth’s legal and regulatory affairs arising in the normal course of business.